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                                                                       EXHIBIT 2

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), made and entered into as of this 22nd day of February, 1995, by and between American Maize-Products Company, a Maine corporation (the "Company"), Cerestar USA, Inc., a Delaware corporation ("Cerestar USA") and Eridania Beghin-Say, S.A., a corporation organized under the laws of France ("EBS").

                             W I T N E S S E T H :

     WHEREAS, the Company, Cerestar USA, an indirect wholly-owned subsidiary of EBS, and EBS are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that Cerestar USA, on the terms and subject to the conditions thereof, will acquire the Company by means of a tender offer (the "Offer"), to be followed by a merger (the "Merger") in which Cerestar USA will be merged with and into the Company;

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Cerestar USA and EBS have requested that the Company agree to issue and sell to Cerestar USA up to 757,943 shares of Class B Common Stock, par value $0.80 per share, of the Company (the "Offered Shares"), at a price of $40 per share (the "Purchase Price") and upon the terms and subject to the conditions hereof;

     WHEREAS, in order to induce Cerestar USA and EBS to enter into the Merger Agreement, the Company is willing to agree to issue and sell to Cerestar USA the Offered Shares at the Purchase Price;

     WHEREAS, the Articles of Incorporation of the Company provide that the holders of issued and outstanding shares of Class B Common Stock are entitled to preemptive rights;

     WHEREAS, in order to satisfy the preemptive rights granted in the Company's Articles of Incorporation, the Company has agreed to issue to each holder of Class B Common Stock, on the terms set forth herein, certain nontransferable rights (the "Rights") to subscribe for and purchase a pro rata portion of the Offered Shares at the Purchase Price, such transaction generally being herein referred to as the "Rights Offering"; and

     WHEREAS, Cerestar USA desires to purchase from the Company, and the Company desires to issue and sell to Cerestar USA, on the terms and subject to the conditions hereof, that number of the Offered Shares remaining available for issuance upon the expiration of unexercised Rights (the "Available Shares");

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF AVAILABLE SHARES

     1.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, and based on the representations, warranties, covenants and agreements set forth in this Agreement, at the Closing (as defined in Section 1.3), the Company agrees to issue, sell and deliver to Cerestar USA and Cerestar USA agrees to purchase, the Available Shares, each of which shall be validly issued, fully paid and nonassessable and shall be free and clear of all liens, charges, encumbrances, security interests, options, restrictions, claims or third-party preemptive rights.

     1.2. Consideration. At the Closing, Cerestar USA shall pay to the Company an aggregate consideration equal to the Purchase Price times the number of Available Shares (the "Consideration").

     1.3. Closing. The closing of the purchase and sale of the Available Shares (the "Closing") shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York on the date on which all of the conditions set forth in Article III hereof shall be fulfilled or waived in accordance with the terms of this
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Agreement and applicable law, or at such other time and/or on such other date and/or place as the Company and Cerestar USA may agree. The date and time at which the Closing actually occurs is referred to as the "Closing Date".

     1.4. Closing Deliveries. On the Closing Date, the Company will deliver to Cerestar USA a certificate or certificates representing the Available Shares to be issued and sold, along with the certificates contemplated by Sections 3.3(a) and 3.3(b) hereof, the opinion of counsel contemplated by Section 3.3(d) hereof and such other closing documents as the Company and Cerestar USA shall reasonably agree. On the Closing Date, Cerestar USA will deliver to the Company an amount equal to the Consideration by certified or official bank check, along with the certificates contemplated by Sections 3.2(b) and 3.3(b) hereof and such other closing documents as the Company and Cerestar USA shall reasonably agree.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1. Representations and Warranties of the Company. The Company restates each of the representations and warranties of the Company contained in the Merger Agreement as though set forth herein in full and further represents and warrants to Cerestar USA and EBS that:

          (a) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and this Agreement has been duly executed and delivered by the Company following such approval and constitutes a valid and binding obligation of the Company;

          (b) the aggregate number of shares of the Company's Class B Common Stock that will be outstanding after the issuance of the Offered Shares validly subscribed for through the exercise of Rights and the issuance of the Available Shares pursuant to the terms of this Agreement shall not exceed 2,500,000 shares;

          (c) the Offered Shares issuable upon exercise of the Rights and the Available Shares issuable to Cerestar USA pursuant to this Agreement have been duly and validly authorized for issuance by all necessary corporate action and such shares, when issued upon payment of the consideration therefor, will be duly and validly issued, fully paid and nonassessable and shall be free and clear of all liens, charges, encumbrances, security interests, options, restrictions, claims or third-party preemptive rights;

          (d) the Rights have been duly and validly authorized and, at or prior to the Exercise Date (as defined in Section 4(g) hereof), will have been validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to creditor's rights or by general equity principles;

          (e) each subscription warrant evidencing Rights will be duly and validly authorized and executed by the Company and will be in substantially the form included in the Registration Statement (as defined in Section 4(b)), and the Rights and the subscription warrants related thereto will have substantially the terms set forth in the Prospectus (as defined in Section 4(b));

          (f) the Subscription Agent Agreement (the "Subscription Agent Agreement"), between the Company and a subscription agent to be appointed, will be in substantially the form filed as an exhibit to the Registration Statement; and the Subscription Agent Agreement will have substantially the terms set forth in the Prospectus; and the Subscription Agent Agreement has been duly authorized and will be validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subscription Agent, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to creditor's rights or by general equity principles and except to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto;

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          (g) the descriptions of the Merger Agreement, the Offer and this
     Agreement contained in the Prospectus will conform, in all material respects, to the terms thereof;

          (h) at the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time the Registration Statement becomes effective and at all times through termination of the Rights Offering, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made in reliance upon and in conformity with written information furnished to the Company by EBS or Cerestar USA specifically for use in the Registration Statement or the Prospectus;

          (i) the financial statements and any supporting schedules included, or incorporated by reference, in the Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified, and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as stated therein, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

     2.2. Representations and Warranties of Cerestar USA and EBS. Cerestar USA and EBS restate each of their respective representations and warranties contained in the Merger Agreement as though set forth herein in full and further represent and warrant to the Company that:

          (a) the execution and delivery of this Agreement by Cerestar USA and EBS and the consummation by them of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Cerestar USA and EBS and this Agreement has been duly executed and delivered by Cerestar USA and EBS following such approvals and constitutes a valid and binding obligation of Cerestar USA and EBS;

          (b) Cerestar USA will acquire the Available Shares for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act; and

          (c) EBS has readily available, and will make available to Cerestar USA as and when required, funds in an amount sufficient to satisfy EBS' and Cerestar USA's obligations hereunder.

                                  ARTICLE III

                       CONDITIONS TO THE CONSUMMATION OF
                      THE PURCHASE OF THE AVAILABLE SHARES

     3.1. Conditions to the Obligations of the Company and Cerestar USA and EBS. The respective obligations of the Company, Cerestar USA and EBS to consummate the transactions contemplated hereby are subject to fulfillment of each of the following conditions:

          (a) Completion of Offer. The Offer shall be successfully completed immediately prior to the consummation of the purchase of the Available Shares contemplated by this Agreement upon the satisfaction, or waiver by Cerestar USA in accordance with the terms of the Merger Agreement, of each and every condition thereto contained in the Offer to Purchase.

          (b) No Stop Order. The Registration Statement and any post-effective amendment or supplement thereto shall have been declared effective by the Commission and no stop order suspending the

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     effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

          (c) Other Governmental and Regulatory Consents. The waiting period applicable to the consummation of the purchase of the Available Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated and all required approvals of the Commission to permit the Offer and the Rights Offering to be conducted concurrently shall have been obtained.

          (d) Completion of Rights Offering. The Rights Offering shall have been completed in conformance with all of the requirements related to the Rights Offering provided in the Registration Statement, the Prospectus, the Offering Materials (as defined in Section 4(b)), the subscription warrants, the Articles of Incorporation and By-laws of the Company and the Maine Business Corporations Act ("MBCA").

     3.2. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby are also subject to the fulfillment or waiver by the Company prior to the Closing Date of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Cerestar USA and EBS set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate signed by duly authorized officers of Cerestar USA and EBS to such effect.

          (b) Performance of Obligations of Cerestar USA and EBS. Cerestar USA and EBS shall have performed in all material respects all obligations required to be performed by them under this Agreement and the Merger Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed by duly authorized officers of Cerestar USA and EBS to such effect.

     3.3. Conditions to Obligation of Cerestar USA and EBS. The obligation of Cerestar USA and EBS to consummate the transactions contemplated hereby are also subject to the fulfillment or waiver by Cerestar USA and EBS prior to the Closing Date of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Cerestar USA and EBS shall have received a certificate signed by a duly authorized officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Merger Agreement at or prior to the Closing Date, and Cerestar USA and EBS shall have received a certificate signed by a duly authorized officer of the Company to such effect.

          (c) Listing. The Offered Shares shall have been approved for listing on the American Stock Exchange.

                                   ARTICLE IV

                                   COVENANTS

     4.  Rights Offering; Registration of the Offered Shares.

     (a) The Company will establish, in conformance with the applicable provisions of the MBCA and the Articles of Incorporation and By-laws of the Company, a record date, which date shall not be later than

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March 4, 1995 (the "Record Date"), for purposes of determining the holders of record ("Record Date Holders") of the Company's Class B Common Stock entitled to participate in the Rights Offering.

     (b) Not later than 5 business days after the date of this Agreement, the Company shall promptly prepare and file with the Commission, subject to reasonable review and comment by Cerestar USA, a registration statement on Form S-3 (in substantially the form attached hereto) for the registration under the Securities Act of the Rights and the Offered Shares. The Company thereafter shall use all reasonable efforts to cause the registration statement to be declared effective by the Commission in as timely a manner as possible. The registration statement in the form in which it becomes effective and the prospectus on file with the Commission at the time the registration statement becomes effective, including, in each case, the documents previously filed under the Exchange Act and the rules and regulations of the Commission thereunder incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act are hereinafter called the "Registration Statement" and the "Prospectus", respectively, except that if any Prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act differs from the Prospectus, the term "Prospectus" shall refer to the Rule 424(b) Prospectus from and after the time it is mailed or otherwise delivered to the Commission for filing. In connection with the Rights Offering, the Company shall prepare, subject to reasonable review and comment by Cerestar USA, such related transmittal letters, letters to stockholders, securities dealers, commercial banks, trust companies and other nominees, subscription warrants and instructions as to the use of such materials as are necessary to effectuate the Rights Offering (such documents being hereinafter collectively referred to as the "Offering Materials").

     (c) The Company will mail to each Record Date Holder not later than five
(5) business days after the Record Date (the "Notice Date"), notice of the Company's intention to conduct the Rights Offering. Such notice shall comply with the requirements of Section 623 of the MBCA and shall include, without limitation, a summary description of the procedures by which, and the anticipated time period during which, the Record Date Holders will be issued nontransferable subscription warrants evidencing the Rights and will be permitted to exercise the Rights to acquire Offered Shares.

     (d) The Company will promptly prepare and file an application to list the Offered Shares on the American Stock Exchange and will use all reasonable efforts to obtain approval of such listing prior to the Exercise Date.

     (e) The Company will use all reasonable efforts to cause the Rights and the Offered Shares to be qualified for offer and sale under the laws of such jurisdictions of the United States as are required in connection with the Rights Offering.

     (f) The Company will notify Cerestar USA promptly (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission on the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or (v) of the enactment, issuance, promulgation, enforcement or entrance of any Order or the initiation or threatened initiation of any proceeding for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (g) Not later than five (5) business days after the Registration Statement is declared effective by the Commission (the "Exercise Date"), the Company shall mail to each Record Date Holder (i) a subscription warrant specifying the number of Offered Shares for which the Rights issued to such Record Date Holder are exercisable and the Purchase Price, (ii) a copy of the Prospectus and (iii) the Offering Materials. The Offering Materials shall provide, inter alia, instructions relating to the exercise of the Rights and shall state the date on which the period during which Record Date Holders may exercise Rights shall expire. Such date shall be the later of (x) 30 days after the Notice Date and
(y) 5 days after the Exercise Date (the "Expiration Date").

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     (h) At the Exercise Date, the Company will notify Cerestar USA of the mailing of the subscription warrants, the Prospectus and the Offering Materials; as promptly as practicable following the close of business on each business day between the Exercise Date and the Expiration Date, the Company will make readily available to Cerestar USA full information regarding the subscriptions received on such business day; and as soon as practicable and, in any event, before 10:00 P.M., New York time, on the Expiration Date, the Company will notify in writing Cerestar USA of the number of Available Shares.

     (i) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed by the Company with the Commission pursuant to Section 13 or 14 of the Exchange Act subsequent to the time the Registration Statement becomes effective.

     (j) Without the written consent of Cerestar USA, the Company will not extend the Expiration Time or permit any of the other terms or conditions of the Rights Offering, as described in the Prospectus, to be amended, modified or terminated in any material respect.

     (k) Notwithstanding anything herein to the contrary, the Company shall not be obligated to perform any of its obligations hereunder to the extent that the timing or manner of such performance as provided for herein would violate any applicable rules or regulations of the American Stock Exchange.

                                   ARTICLE V

                                    EXPENSES

     The Company agrees with Cerestar USA and EBS that the Company will pay all expenses incident to (i) the performance of the obligations of the Company under this Agreement, including the preparation, negotiation, printing and distribution of the Rights and any related materials, any preliminary prospectus, the Registration Statement, the Prospectus, the Offering Materials, and this Agreement, and (ii) the transactions contemplated hereby and by the Prospectus, including the qualification of the Offered Shares for sale under the laws of such United States jurisdictions as are required in connection with the Offering, the filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Shares and the expenses incurred in distributing the Prospectus and the Offering Materials.

                                   ARTICLE VI

                                INDEMNIFICATION

     6. Indemnification. (a) The Company agrees to indemnify and hold harmless Cerestar USA, its officers, directors, employees and agents ("Representatives") and each person, if any, who controls Cerestar USA within the meaning of Section 15 of the Securities Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), including any document incorporated or deemed to be incorporated by reference into any of such documents, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by EBS or Cerestar USA herein or otherwise expressly for use in the Registration Statement (or any amendment thereto) or any such preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

          (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim

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     whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expenses whatsoever (including the reasonable fees and disbursements of counsel chosen by Cerestar USA) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental entity or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     (b) EBS agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), including any document incorporated or deemed to be incorporated by reference into any of such documents, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by EBS or Cerestar USA herein or otherwise expressly for use in the Registration Statement (or any amendment thereto) or any such preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

          (ii) against any and loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of EBS; and

          (iii) against any and all expenses whatsoever (including the reasonable fees and disbursements of counsel chosen by the Company) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental entity or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     (c) In case of any notice to an indemnifying party under this indemnity agreement with respect to any loss, liability, claim, damage or expense with respect to any claim made against an indemnified party, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by Cerestar USA or any person or persons controlling Cerestar USA, defendant or defendants in any suit so brought in the case of claims covered by paragraph (a), or the Company in the case of claims covered by paragraph (b), in each case, which approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them; provided, however, that the indemnifying party shall have the right to employ counsel to represent the indemnified party who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgment of Cerestar USA's outside counsel in the case of actions covered by paragraph (a), or the Company's outside counsel in the case of actions covered by paragraph (b), there may be a conflict of interest such that multiple representation would violate the Code of Professional Responsibility or like governing rules, in which event the fees and expenses of appropriate separate counsel shall be borne by the indemnifying party.

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     (d) Each indemnified party shall give prompt notice to the indemnifying party of any action threatened or commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel for an indemnified party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                                  ARTICLE VII

                                  TERMINATION

     7.1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual consent of the Company, Cerestar USA and EBS, by action of their respective Boards.

     7.2. Termination of Merger Agreement. This Agreement will terminate, without any action by the Company, Cerestar USA or EBS, upon the termination of the Merger Agreement pursuant to Article IX thereof.

     7.3. No Liability. The Company, Cerestar USA and EBS hereby agree that any termination of this Agreement pursuant to this Article VII shall be without liability to each party hereto, provided that such party is at such time not in material breach of any of the terms of this Agreement.

                                  ARTICLE VIII

                           MISCELLANEOUS AND GENERAL

     8.1. Modification or Amendment. Subject to the applicable provisions of the MBCA, at any time prior to the termination of this Agreement, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     8.2. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the transactions contemplated herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     8.3. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine.

     8.5. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally, by registered or certified mail, postage prepaid, or by facsimile transmission

    (a) If to EBS, addressed to EBS at:

    54, avenue Hoche
    75008 Paris, France
    Attention: Ing. Luigi Brasca
    Telephone: 33-1-40-53-57-10
    Telecopier: 33-1-40-53-94-99

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

     With a copy to:

     Sullivan & Cromwell
     125 Broad Street
     New York, New York 10004
     Attention: Neil T. Anderson
     Telephone: (212) 558-3653
     Telecopier: (212) 558-3588

    (b) If to Cerestar USA, addressed to Cerestar USA at:

    1300 Fort Wayne National Bank Building
    Fort Wayne, Indiana 46802
    Attention: Andrew C. Harvard
    Telephone: (219) 425-5226
    Telecopier: (219) 425-5154

    With a copy to:

    Sullivan & Cromwell
    125 Broad Street
    New York, New York 10004
    Attention: Neil T. Anderson
    Telephone: (212) 558-3653
    Telecopier: (212) 558-3588

    (c) If to the Company, addressed to the Company at:

    250 Harbor Drive
    Stamford, Connecticut 06902
    Attention: Robert M. Stephan
    Telephone: (203) 356-9000
    Telecopier: (203) 324-4675

    With a copy to:

    Dewey Ballantine
    1301 Avenue of the Americas
    New York, New York 10019-6092
    Attention: Morton A. Pierce
    Telephone: (212) 259-6640
    Telecopier: (212) 259-6333

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

     8.6. Entire Agreement, etc. This Agreement, the Merger Agreement and the Confidentiality Agreement (as defined in the Merger Agreement) (including any exhibits or Annexes hereto or thereto) (i) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof and thereof and (ii) shall not be assignable by operation of law or otherwise and are not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto and thereto; provided, however, that EBS may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary in lieu of Cerestar USA, in the event of which, all references herein to Cerestar USA shall be deemed references to such other subsidiary except that all representations and warranties made herein with respect to Cerestar USA as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

     8.7. Definition of "Subsidiary". When a reference is made in this Agreement to a subsidiary of a party, the word "subsidiary" means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

     8.8. Specific Performance. The Company acknowledges that Cerestar USA will have no adequate remedy at law if the Company fails to perform any of its obligations under this Agreement. In such event, the Company agrees that Cerestar USA shall have the right, in addition to any other rights it may have, to specific performance of this Agreement and that it will not take any action to impede Cerestar USA's efforts to enforce such right of specific performance.

     8.9. Public Announcement. The Company will consult with Cerestar USA prior to making any public announcement or issuing any press release with respect to this Agreement or the transactions contemplated hereby and the Company shall not make any public announcement or issue any press release prior to such consultation except as may be required by law.

     8.10. Time of Essence. The parties hereto acknowledge that time is of the essence with respect to the performance of their respective obligations provided under, and the consummation of the transactions contemplated by, this Agreement.

     8.11. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                          AMERICAN MAIZE-PRODUCTS COMPANY

                                          By: /s/  PATRIC J. MCLAUGHLIN
                                            ------------------------------------
                                              Name:  Patric J. McLaughlin
                                              Title:  President and Chief
                                              Executive Officer

                                          CERESTAR USA, INC.

                                          By: /s/  ANDREW C. HARVARD
                                            ------------------------------------
                                              Name:  Andrew C. Harvard
                                              Title:  President

                                          ERIDANIA BEGHIN-SAY, S.A.

                                          By: /s/  STEFANO MELONI
                                            ------------------------------------
                                              Name:  Stefano Meloni
                                              Title:  Chairman

                                       10